Exhibit 10.15
SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of April 5, 2011 (the “Agreement”), by and among FOREX INTERNATIONAL TRADING CORP., a  Nevada corporation (“Purchaser”) and H.A.M. GROUP LIMITED, a Nevis corporation (the “Seller”).

WITNESSETH

WHEREAS, Triple 8 Limited, a Cyprus corporation, (the “Company”) is in the business of operating a forex trading platform;

WHEREAS, the Purchaser presently owns approximately 45% of the issued and outstanding securities of the Company;

WHEREAS, the Seller desire to sell to Purchaser and the Purchaser desires to purchase from the Seller the Shares (as defined below), in exchange for shares of Series A Preferred Stock of the Purchaser as well as a convertible note in the principal amount of $600,000, a form of which is attached hereto as Exhibit A, and upon the terms and conditions hereinafter set forth;

WHEREAS, certain terms used in this Agreement are defined in Article 1;

NOW THEREFORE in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS AND INTERPRETATION

1.1 Definitions.  As used in this Agreement, the following terms when capitalized in this Agreement shall have the following meanings:

(a)
 “Affiliates" shall mean, with respect to any Person, any and all other Persons that control, are controlled by, or are under common control with, such Person. For purposes of the foregoing, "control" of a Person shall mean direct or indirect ownership of 50% or more of the securities or other interests of such Person having by their terms ordinary voting power to elect or appoint a majority of the board of directors or others performing similar functions with respect to such Person.

(b)	“Acquisition” means the Acquisition, at the Closing, of the Company by Purchaser pursuant to this Agreement;

(c)	“Acquisition Shares” means up to the 12,000 shares of Series A Preferred Stock of the Purchaser to be issued to the Seller at Closing pursuant to the terms of the Acquisition;

(d)	"Business Day" shall mean any day other than Saturday, Sunday and any day on which banking institutions in the United States are authorized by law or other governmental action to close;

(e)	“Closing Date” means the day on which all conditions precedent to the completion of the transactions contemplated hereby have been satisfied or waived;

(f)	"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(g)	"Contract" shall mean an agreement, written or oral, between the Company and any other Person which obligates either the Company or such other Person to do or not to do a particular thing.

(h)	“Convertible Note” means convertible notes of the Purchaser in the principal amount of up to $600,000.

(i)
"Governmental or Regulatory Authority" shall mean any federal, state, regional, municipal or local court, legislative, executive, Native American or regulatory authority or agency, board, commission, department or subdivision thereof.

(j)
"Law" shall mean any federal, state, county, or local laws, statutes, regulations, rules, codes, ordinances, orders, decrees, judgments or injunctions enacted, adopted, issued or promulgated by any Governmental or Regulatory Authority, from time to time.

(k)	"Lien" shall mean any mortgage, deed of trust, pledge, lien, claim, security interest, covenant, restriction, easement, preemptive right, or any other encumbrance or charge of any kind.

(l)	"Material Contract" shall have the meaning set forth in Section 4.14.

(m)	“Material Adverse Effect” shall mean any material adverse effect on the business or financial condition of the Company;

(n)	“Order” shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

(o)	“Place of Closing” means the offices of the Law Offices of Stephen M. Fleming PLLC, or such other place as Purchaser and the Seller may mutually agree upon;

(p)	"Person" shall mean an individual, partnership, joint venture, trust, corporation, limited liability company or other legal entity or Governmental or Regulatory Authority.

(q)	“Shares” means 1,996 of the issued and outstanding shares of ordinary stock of the Company.

(r)
"Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, estimated, social security, unemployment, occupation, use, sales, service, service use, license, net worth, payroll, franchise, severance, transfer, recording or other taxes, assessments or charges imposed by any Governmental or Regulatory Authority, whether computed on a separate, consolidated, unitary, combined or other basis, and in each case such term shall include any interest, penalties, or additions to tax attributable thereto.

(s)
"Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and including any return of an affiliated, combined or unitary group.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

1.2 Captions and Section Numbers.  The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

1.3 Section References and Schedules.  Any reference to a particular “Article”, “Section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by number will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

1.4 Severability of Clauses.  If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2.

THE ACQUISITION

2.1 The Acquisition.  Subject to the terms and conditions set forth in this Agreement and in reliance on the representations, warranties, covenants and conditions herein contained, the Seller hereby agrees to sell, assign and deliver to Purchaser the Shares in exchange for the Acquisition Shares and the Convertible Note on the Closing Date and to transfer to Purchaser on the Closing Date an undivided interest in and to the Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens (other than those that may arise under federal or state securities laws restricting the right to sell or transfer the Shares) with all rights now or thereafter attached thereto.

2.2 Purchase Price; Allocation.  The purchase price for the purchase of the Shares shall be the Acquisition Shares allocated on the basis of 6.012024 Acquisition Share for each one Share held by Seller in accordance with Exhibit B attached hereto.  In the event that the Seller fail to deliver all of their Shares, the Acquisition Shares deliverable by the Purchaser shall be reduced on a similar basis.

2.3 Adherence with Applicable Securities Laws.  The Seller agrees that it is acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to him (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) directly or indirectly unless:

(a)	the sale is to Purchaser;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Purchaser an opinion of counsel to that effect or such other written opinion as may be reasonably required by Purchaser.

The Seller acknowledges that the certificates representing the Acquisition Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.

2.4 Closing.  The parties hereto shall use their best efforts to close the transactions contemplated by this Agreement (the “Closing”), by April 5, 2011.

ARTICLE 3
REPESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to Purchaser, that:

3.1           Ownership and Transfer of Shares.  The Seller is the record and beneficial owner of the Shares indicated as being owned by such Seller on Exhibit B, free and clear of any and all Liens.  The Seller has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such Shares, free and clear of any and all Liens.

3.2         Investors.  The Seller represents and warrants to Purchaser that it, he or she is an “accredited investor” as such term is defined under the Securities Act of 1933, as amended.

3.3  Restrictions on the transferability.  Seller acknowledge that they cannot offer, sell, pledge or otherwise transfer the Acquisition Shares unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.  Generally speaking, you may rely on the exemption from registration provided by Rule 144 of the Securities Act (“Rule 144”), subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the company would cease to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter and (iii) the Purchaser has been current in all of its periodic SEC filings for the 12 months preceding the contemplated sale of stock.

3.4  Dilution.  Seller acknowledges that the Purchaser is presently in the process of raising capital through the sale of its shares of common stock.  The Seller acknowledges that as a result of the issuance of shares at per share price less than the purchase price, will dilute the Seller.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Seller, that:

4.1  Organization and Good Standing.

                    The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and corporate authority to (i) own, lease and operate its properties, (ii) carry on the business as currently conducted by it. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by the Purchaser, or the conduct of the Purchaser’s business makes it necessary for the Purchaser to qualify to do business as a foreign corporation, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on the business or operations of the Purchaser.

4.2        Authorization of Agreement.

The Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchaser.  This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.3 Capitalization.

The authorized capital stock of the Purchaser consists of:  400,000,000 shares of common stock, $0.00001 par value per share, 64,809,865 shares of which are issued and outstanding, and  20,000,000 shares of preferred stock, $0.00001 par value per share, none of which are issued and outstanding. All of the shares of the Purchaser are duly authorized, validly issued, fully paid and nonassessable.

4.4       Corporate Records.

(a)
The Purchaser has delivered to the Company true, correct and complete copies of the articles of incorporation (each certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and by-laws (each certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of the Purchaser.

(b)
The minute books of the Purchaser previously made available to the Seller contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Purchaser to the best of the Purchaser’s knowledge.  The stock certificate books and stock transfer ledgers of the Purchaser previously made available to the Seller are true, correct and complete.  All stock transfer taxes levied or payable with respect to all transfers of shares of the Purchaser prior to the date hereof have been paid and appropriate transfer tax stamps affixed to the best of the Purchaser’s knowledge.

4.5        Conflicts; Consents of Third Parties.

(a) None of the execution and delivery by Purchaser of this Agreement and the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Purchaser with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the articles of incorporation or by-laws or comparable organizational documents of the Purchaser; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Purchaser is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Purchaser is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Purchaser except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(b)
No consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental or Regulatory Authority is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, or the compliance by Purchaser with any of the provisions hereof or thereof, other than the filing of a Current Report on Form 8-K, a Schedule 14f-1 and any applicable Schedule 13D amendments and Forms 4.

4.6 Financial Statements.

(a)  The Seller have reviewed copies of the audited balance sheets of the Purchaser as at July 31, 2010 and the related audited statements of income and of cash flows of the Purchaser for the years then ended and the copies of the unaudited balance sheets of the Purchaser as at September 30, 2010 and the related unaudited statements of income and of cash flows of the Purchaser for the period then ended (the “Financial Statements”).  Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by the Purchaser without modification of the accounting principles used in the preparation thereof and presents fairly the financial position, results of operations and cash flows of the Purchaser as at the dates and for the periods indicated.

(b) For the purposes hereof, the audited balance sheet of the Purchaser as at July 31, 2010 is referred to as the "Balance Sheet" and July 31, 2010 is referred to as the “Balance Sheet Date”.

4.7  No Undisclosed Liabilities.  Purchaser has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

4.8 Absence of Certain Developments.  Except as expressly contemplated by this Agreement, since the Balance Sheet Date:

(i)	there has not been any material adverse change nor has there occurred any event which is reasonably likely to result in a material adverse change;

(ii)
there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Purchaser having a replacement cost of more than $25,000 for any single loss or $100,000 for all such losses;

(iii)
there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Purchaser or any repurchase, redemption or other acquisition by the Purchaser of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Purchaser;

(iv)
the Purchaser has not awarded or paid any bonuses to employees of the Purchaser except to the extent accrued on the Balance Sheet or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Purchaser's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Purchaser);

(v)
except for the change to the fiscal year end as reported in its filings with the Securities and Exchange Commission, there has not been any change by the Purchaser in accounting or Tax reporting principles, methods or policies;

(vi)	the Purchaser has not entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

(vii)	the Purchaser has not made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Affiliate;

(viii)
except as reported in its filings with the Securities and Exchange Commission, the Purchaser has not mortgaged, pledged or subjected to any Lien, any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Purchaser, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

(ix)
the Purchaser has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Purchaser;

(x)
the Purchaser has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Purchaser;

(xi)
except as reported in its filings with the Securities and Exchange Commission, the Purchaser has not made or committed to make any capital expenditures or capital additions or betterments in excess of $25,000 individually or $100,000 in the aggregate;

(xii)	the Purchaser has not instituted or settled any material legal proceeding; and

(xiii)	the Purchaser has not agreed to do anything set forth in this Section 08.

4.9 Taxes.

(a) (A) all Tax Returns required to be filed by or on behalf of the Purchaser have been filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes payable by or on behalf of the Purchaser or in respect of its income, assets or operations have been fully and timely paid, and (C) the Purchaser has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

(b)
The Purchaser has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

(c)
The Seller has received complete copies of (A) all federal, state, local and foreign income or franchise Tax Returns of the Purchaser relating to the taxable periods since 2009 and (B) any audit report issued within the last three years relating to Taxes due from or with respect to the Purchaser its income, assets or operations.

(d)
All material types of Taxes paid and material types of Tax Returns filed by or on behalf of the Purchaser have been paid and filed.  No claim has been made by a taxing authority in a jurisdiction where the Purchaser does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

(e)
All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Purchaser have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has the Purchaser received any notice from any taxing authority that it intends to conduct such an audit or investigation.  No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

(f)
Neither the Purchaser nor any other Person on behalf of the Purchaser has (A) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Purchaser, (B) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Purchaser or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Purchaser, (C) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Purchaser, or (D) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(g)
No property owned by the Purchaser is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

(h)	The Purchaser is not a foreign person within the meaning of Section 1445 of the Code.

(i)	The Purchaser is not a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

(j)
There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company, its Affiliates or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

(k)	The Purchaser is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

(l)	There are no liens as a result of any unpaid Taxes upon any of the assets of the Purchaser.

(m)	The Purchaser has no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the code.

4.10 Real Property.  The Purchaser does not own any real property.

4.11  Tangible Personal Property.  Except as reported in its filings with the Securities and Exchange Commission, the Purchaser does not own or lease any personal property

4.12 Intangible Property.  Except as reported in its filings with the Securities and Exchange Commission, the Purchaser does not own any patent, trademark, trade name, service mark or copyright

4.13  Litigation.

There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Purchaser, overtly threatened against the Purchaser (or to the knowledge of the Purchaser, pending or threatened, against any of the officers, directors or key employees of the Purchaser with respect to their business activities on behalf of the Purchaser), or to which the Purchaser is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Purchaser is there any reasonable basis for any such action, proceeding, or investigation.  The Purchaser is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and the Purchaser is not engaged in any legal action to recover monies due it or for damages sustained by it.

4.14 Compliance with Laws; Permits. The Purchaser is in compliance with all Laws applicable to the Purchaser or to the conduct of the business or operations of the Purchaser or the use of its properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect.  The Purchaser has all governmental permits and approvals from state, federal or local authorities which are required for the Purchaser to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

4.15 Patriot Act.  The Purchaser certifies that it has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224.  The Purchaser hereby acknowledges that the Seller seeks to comply with all applicable Laws concerning money laundering and related activities.  In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that:  (i) none of the cash or property owned by the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Purchaser has, and this Agreement will not, cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

4.16 Trading Status.  Purchaser’s common stock is authorized for trading on the OTC Bulletin Board, under the trading symbol “FXIT”.  Purchaser has at least one market maker.  As of the Closing, Purchaser’s Common Stock will be listed for trading on the OTCBB with at least one market maker.

4.17 Reporting Status.  Purchaser is a reporting issuer under Section 12(g) of the Securities Exchange Act of 1934 (the “’34 Act”).  Purchaser is now, and as of the Closing will be, current in its filings and will have filed all of the filings required to have been made in the previous twelve months.

4.18 Investment Intention.  Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") thereof.  Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

4.19  Acquisition Shares. The Acquisition Shares issuable pursuant to the purchase price, when issued, will be duly authorized and validly issued, fully paid and non-assessable, will be delivered hereunder free and clear of any Liens, except that such Acquisition Shares will be "restricted securities", as such term is defined in the rules and regulations of the SEC promulgated under the Securities Act, and will be subject to restrictions on transfers pursuant to such rules and regulations.

ARTICLE 5.
INTENTIONALLY LEFT BLANK

ARTICLE 6.

CONDITIONS TO CLOSING

6.1 Conditions Precedent to Obligations of Purchaser.

The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

(a)	all representations and warranties of the Seller contained herein shall be true and correct as of the date hereof and as of the Closing Date;

(b)
all representations and warranties of the Seller contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Seller contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

(c)
the Seller shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

(d)	the Purchaser shall have been furnished with all required certificates;

(e)	there shall not have been or occurred any material adverse change in the business or operations of the Company;

(f)	the Seller shall have obtained all required consents and waivers; and

(g)
no legal proceedings shall have been instituted or threatened or claim or demand made against the Seller or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental or Regulatory Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

6.2  Conditions Precedent to Obligations of the Seller.

The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Seller in whole or in part to the extent permitted by applicable law):

(a)	all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof and as of the Closing Date;

(b)
all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

(c)
the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(d)	the Seller shall have been furnished with all required certificates;

(e)
there shall not be in effect any Order by a Governmental or Regulatory Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; and

(f)	the Seller shall have obtained all consents and waivers.

ARTICLE 7.

TERMINATION

7.1 Material Change in the Business of Company.  Simultaneous execution and closing, if any material loss or damage to the Company Business occurs prior to Closing and such loss or damage, in Purchaser' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Purchaser shall, within two (2) days following any such loss or damage, by notice in writing to Seller terminate this Agreement, in which case no party will be under any further obligation to any other party.

7.2 Material Change in the Purchaser Business.  If any material loss or damage to the Purchaser Business occurs prior to Closing and such loss or damage, in Company's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Company shall, within two (2) days following any such loss or damage, by notice in writing to Purchaser, terminate this Agreement, in which case no party will be under any further obligation to any other party.

ARTICLE 8.

GENERAL PROVISIONS

8.1 Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to Purchaser to:

Forex International Trading Corp.
One Grand Central Plaza
60 E. 42nd Street
Phone:  888-333-8075
Fax:  [  ]

with a copies to:

Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 11570
Facsimile: (516) 977-1209

If to Seller to:

HAM Group Limited
______________________
_____________________
+____________  (phone)
+____________ (fax

with a copy to:

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt, and (iii) if delivered by courier to the address as provided for in this Section, be deemed given on the earlier of the second Business Day following the date sent by such courier or upon receipt. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

8.2 Payment of Sales, Use or Similar Taxes.   All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Seller.

8.3 Expenses.   Except as otherwise provided in this Agreement, the Company and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

8.4 Specific Performance.  The Seller acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law.  Therefore, the obligations of the Seller under this Agreement, including, without limitation, the Seller' obligation to sell the Shares to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

8.5 Further Assurances.  The Seller and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

8.6 Submission to Jurisdiction; Consent to Service of Process.

(g)
The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of California over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(h)
Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 0.

8.7 Entire Agreement; Amendments and Waivers.  This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

8.8 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

8.9 Headings.  Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

8.10 Severability.  If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

8.11 Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement and any or all rights or obligations hereunder (including, without limitation, the Purchaser's rights to purchase the Shares) to any Affiliate of the Purchaser.  Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

8.12 Counterparts.  This Agreement may be executed in counterparts and by facsimile, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

FOREX INTERNATIONAL TRADING CORP.

By:/s/ Darren C. Dunckel
Name: Darren C. Dunckel
Title: CEO

HAM Group Limited

By:/s/Moshe Har Adir
Name: Moshe Har Adir
Title: CEO

EXHIBIT B

[MHA]	Shares	Acquisition Shares

	1,996	12,000